EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
Sirius XM Radio Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-158135, No. 333-152548, No. 333-139869, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-108387, No. 333-104406, No. 333-85847, No. 333-65602, and No. 333-64344) on Form S-3, in the registration statement (No. 333-144845) on Form S-4, and in the registration statements (No. 333-169309, 333-166699, 333-160386, No. 333-159206, No. 333-158156, No. 333-156441, No. 333-152574, No. 333-149186, No. 333-142726, No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-111221, No. 333-106020, No. 333-101515, No. 333-100083, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-62818, No. 333-47954, No. 333-31362, and No. 333-15085), on Form S-8 of Sirius XM Radio Inc. of our reports dated February 16, 2011, with respect to the consolidated balance sheets of Sirius XM Radio Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2010, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2010, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of Sirius XM Radio Inc.
As discussed in Note 3 to the consolidated financial statements, Sirius XM Radio Inc. changed its method of accounting for share lending arrangements on January 1, 2010.
/s/ KPMG LLP
New York, New York
February 16, 2011